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                                                                     EXHIBIT 8.1


                    [FORM OF LEGAL OPINION AS TO TAX MATTERS]

                                     [Date]

Hines Real Estate Investment Trust, Inc.
2800 Post Oak Blvd.
Suite 5000
Houston, Texas 77056

    Re:  Offering of Common Shares
         (Registration Statement No. 333-108780)

Ladies and Gentlemen:

         We have acted as tax counsel to Hines Real Estate Investment Trust, Inc., a Maryland corporation (the "Company"), in connection with its issuance of up to 220,000,000 shares of its Common Stock, par value $0.001 per share (the "Common Shares").

         In formulating our opinion, we have reviewed such documents as we deemed necessary or appropriate, including (i) the above-captioned Registration Statement on Form S-11, as declared effective by the U.S. Securities and Exchange Commission (the "Commission") on ________, 2004 (the "Registration Statement"); (ii) the Prospectus of the Company, dated ________, 2003, included in the Registration Statement (the "Prospectus"); (iii) the Amended and Restated Articles of Incorporation of the Company; and (iv) the Amended and Restated Agreement of Limited Partnership for Hines REIT Properties, L.P., dated as of _______, 2003 (collectively, the "Relevant Documents"). In addition, we have made such other factual and legal inquiries as we have considered necessary or appropriate.

         Our opinion set forth below assumes (i) the initial and continuing accuracy of the statements and facts concerning the Common Shares set forth in the Relevant Documents; (ii) the conformity of the Common Shares to the terms set forth in the Relevant Documents; and (iii) the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as photocopies. We also have assumed that the transactions related to the issuance of the Common Shares, and the subsequent transactions involving the Common Shares, will be consummated in the manner contemplated by the Relevant Documents. If any of the above described assumptions are untrue for any reason or if the issuance of the Common Shares, or subsequent transactions involving the Common Shares, are consummated in a manner that is inconsistent with the manner described in the Relevant Documents, our opinion as expressed below may be adversely affected and may not be relied upon.

         Based on the foregoing, we are of the opinion that the statements contained in the Prospectus under the caption "Material Tax Considerations," to the extent they constitute matters of law or legal conclusions with respect thereto, accurately describe the material federal income tax consequences of the ownership of the Common Shares under federal income tax laws, regulations and rulings now in effect.


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BAKER BOTTS L.L.P.

Hines Real Estate Investment Trust, Inc.           2                [Date], 2004


         We express no opinion concerning any tax consequences associated with the Common Shares other than those specifically set forth herein.

         Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. Any change in applicable law or the facts and circumstances surrounding the Common Shares, or any inaccuracy in the statements, facts, assumptions, and representations on which we relied, may affect the validity of the opinion set forth herein. We assume no responsibility to inform you of any such changes or inaccuracy that may occur or come to our attention. Moreover, we note that our opinion is not binding on the Internal Revenue Service or the courts, either of which could take a contrary position.

         This opinion is furnished to you solely for your benefit in connection with the offering of the Common Shares and is not to be relied upon by any other person without our prior written consent. We consent to the use of our name under the heading "Material Tax Considerations" in the Prospectus. We hereby consent to the filing of this opinion with the Commission as Exhibit 8.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.


                                         Sincerely,